Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291717

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 11, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 10, 2025)

Class A Common Stock

LightPath Technologies, Inc., a Delaware corporation (the “Company” or “we”), is hereby offering to sell                    of shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), pursuant to this prospectus supplement and accompanying prospectus. Each share of our Class A common stock is being sold at a purchase price of $            .

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “LPTH.” The last reported sale price of our Class A common stock on December 10, 2025 was $8.82 per share.

Investing in our Class A common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 10 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to us (before expenses)	$	$

___________

(1) In addition, we have agreed to reimburse certain expenses of the underwriters in connection with this offering. See “Underwriting” on page S-14 for additional information regarding total underwriting compensation.

We have granted the underwriters an option to purchase up to an additional                           shares of Class A common stock from us at the price to the public, less the underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

The underwriters expect to deliver the shares of our Class A common stock against payment therefore on or about                                     , 2025.

Joint Bookrunners
Canaccord Genuity	Craig-Hallum

The date of this prospectus supplement is                      , 2025.

Prospectus Supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-291717) that we filed with the SEC, using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $200.0 million in aggregate offering price of our securities. The shares of our Class A common stock that may be offered, issued, and sold under this prospectus supplement are included in the $200.0 million of our securities that may be offered, issued, and sold by us pursuant to our shelf registration statement.

To the extent that any statement that we make in this prospectus supplement or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference herein or therein.

Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our Class A common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our Class A common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless expressly stated otherwise, all references in this prospectus supplement to “we,” “us,” “our” or similar references mean LightPath Technologies, Inc. and its subsidiaries on a consolidated basis.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus supplement, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” beginning on page S-10 of this prospectus and “Cautionary Note Regarding Forward-Looking Statements.” As used in this prospectus supplement, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to LightPath Technologies, Inc. and its subsidiaries on a consolidated basis.

Overview

We were incorporated under Delaware law in 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation formed in 1985. Today, we are a global company with facilities in the United States, the People’s Republic of China and the Republic of Latvia.

We have four direct wholly owned subsidiaries. In November 2005, we formed LightPath Optical Instrumentation (Shanghai) Co., Ltd (“LPOI”), a wholly owned subsidiary, located in Jiading, People’s Republic of China, which was primarily engaged in sales and support functions. In December 2013, we formed LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”), a wholly owned subsidiary located in the New City district, of the Jiangsu province, of the People’s Republic of China. LPOIZ’s manufacturing facility (the “Zhenjiang Facility”) serves as our manufacturing facility in China and provides a lower cost structure for production of larger volumes of optical components and assemblies. Effective February 28, 2023, the legal entities of LPOI and LPOIZ were merged, with LPOIZ as the surviving company and the operations of the two companies were merged.

In December 2016, we acquired ISP Optics Corporation (“ISP”), and its wholly owned subsidiary, ISP Optics Latvia, SIA, a limited liability company founded in 1998 under the Laws of the Republic of Latvia (“ISP Latvia”). ISP is a vertically integrated manufacturer offering a full range of infrared products from custom infrared optical elements to catalog and high-performance lens assemblies. ISP’s manufacturing operation is located at our corporate headquarters facility in Orlando, Florida (the “Orlando Facility”). ISP Latvia is a manufacturer of high precision optics and offers a full range of infrared products, including catalog and custom infrared optics. ISP Latvia’s manufacturing facility is located in Riga, Latvia (the “Riga Facility”).

In July 2023, we acquired Liebert Consulting, LLC, dba Visimid Technologies (“Visimid”), an engineering and design firm, specializing in thermal imaging, night vision and internet of things (“IOT”) applications. Visimid provides design and consulting services for U.S. Department of Defense (“DoD”) contractors, commercial and industrial customers, and original equipment manufacturers (“OEMs”) for original new products. Visimid’s core competency is developing and producing custom thermal and night vision cores. Visimid’s facility is located in Plano, Texas.

In February 2025, we acquired G5 Infrared LLC (“G5 Infrared”), a New Hampshire limited liability company. G5 Infrared is a leading vertically-integrated manufacturer of high- performance infrared camera systems and imaging solutions, specializing in advanced thermal imaging technology and long-range mission-critical detection solutions. G5 Infrared’s existing revenue and future growth pipeline are driven by established multi-year contracts and multiple defense programs of record in shipboard long-range surveillance, border security, and counter unmanned aerial systems (“C-UAS”) systems, as well as recurring federal, naval, and law enforcement programs. Additionally, G5 Infrared is an industry-leading provider of cutting-edge advanced infrared coatings, including for materials such as LightPath’s BlackDiamond (“BlackDiamond”) glass. G5 Infrared operates from a state-of-the-art manufacturing facility in Hudson, New Hampshire. We believe that this acquisition strengthened LightPath’s position as a leader in infrared imaging by expanding the Company’s portfolio to include cooled infrared cameras. The combination of LightPath and G5 Infrared created a more robust, vertically-integrated solutions provider.

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Our Product Groups

We categorize our products into four product groups: (i) infrared components, (ii) visible components, (iii) assemblies and modules, and (iv) engineering services. G5 Infrared’s revenue is generally derived from infrared components (including coating services) and assemblies and modules.

Infrared Components Product Group. Our infrared product group is comprised of both molded and turned infrared lenses using a variety of infrared glass materials. This product group also includes revenue from sales of our BlackDiamond glass materials, and G5 Infrared’s optical component and coating business. This product group includes both conventional and CNC ground and polished lenses. Advances in chalcogenide materials have enabled compression molding for mid-wave (“MWIR”) and long-wave (“LWIR”) optics in a process similar to precision molded lenses. Our molded infrared optics technology enables high performance, cost-effective infrared aspheric lenses that do not rely on traditional diamond turning or lengthy polishing methods. Utilizing precision molded aspheric optics significantly reduces the number of lenses required for typical thermal imaging systems and the cost to manufacture these lenses. Molding is an excellent alternative to traditional lens processing methods particularly where volume and repeatability is required.

We offer Germanium, silicon or zinc selenide aspheres and spherical lenses, which are manufactured by diamond turning. This manufacturing technique allows us to offer larger lens sizes and the ability to use other optical materials that cannot be effectively molded. Our numerous manufacturing capabilities allow us to meet complex optical challenges that demand more exotic optical substrate materials that are non-moldable, as well as larger size optics.

We also have the ability to manufacture chalcogenide glass from which we produce infrared lenses. We developed this glass and melt it internally to produce our BlackDiamond glass, which has been trademarked, and is marketed as BD6. Historically, the majority of our thermal imaging products have been germanium-based, which is subject to market pricing and availability. BD6 offers a lower-cost alternative to germanium, which is beneficial to the cost structure of some of our current infrared products and we expect it will allow us to continue to expand our product offerings in response to the markets’ increasing requirement for low-cost infrared optics applications. During fiscal year 2024, we also formally announced availability of BDNL-4, the first of our new materials licensed from the Naval Research Lab (“NRL”). BDNL-4 is unique because it has a negative thermo-optic coefficient, an attribute that is key in a-thermalization of optical systems.

We have the capability to manufacture lenses from very small (with diameters of sub-millimeter) to over 300 millimeters, and with focal lengths from approximately 0.4 millimeters to over 2000 millimeters, utilizing our various manufacturing methods. In addition, we offer both catalog and custom designed infrared optics.

Overall, we anticipate moderate growth for our infrared components, particularly as our germanium alternatives continue to be adopted into new applications and designs. This product group also supports our assemblies and modules product group.

Visible Components Product Group. Aspheric lenses are known for their optimal performance. Aspheric lenses simplify and shrink optical systems by replacing several conventional lenses. However, aspheric lenses can be difficult and costly to machine. Our glass molding technology enables the production of both low and high volumes of aspheric optics, while still maintaining the highest quality at an affordable price. Molding is the most consistent and economical way to produce aspheres and we have perfected this method to offer the most precise molded aspheric lenses available.

Assemblies and Modules Product Group. Our assemblies and modules product group is comprised of both optical assemblies such as lens systems, and cameras, both in the form of camera modules and complete camera systems. Historically this product group also included optical fiber collimators and some visible lens assemblies, however those are now a very small part of our activity, making infrared cameras and assemblies the most dominant part of this group. Today, the majority of the revenue of this group is derived from cameras made in our Texas facility (uncooled camera systems and modules), cameras made in our New Hampshire facility (cooled cameras for long range surveillance and detection), and optical assemblies such as standard off the shelf lens assemblies, and custom lens assemblies. The latter of which are produced mainly in Orlando.

Engineering Services Product Group. We develop products pursuant to development agreements that we enter into with customers. Typically, customers approach us and request that we develop new products or applications utilizing our existing products to fit their particular needs or specifications. The purpose of those engineering services that we offer is not only to provide purely engineering services for a customer, but also to engineer new products which we later manufacture for the customer. The timing and extent of any such product development requests are unpredictable and outside of our control.

S-3

Our Technologies

We believe that to be the preferred partner to fulfill the photonics needs of our customers, domain expertise and differentiating technologies in photonics are key elements. Optics and photonics require multidisciplinary skills, including physics, mechanical engineering, material sciences, electrical engineering, and chemistry, among others. This is part of what makes using photonics so complicated, and at the same time part of what we see as the opportunity. Knowing what can and cannot be produced, designing the architecture and detailed design of the optical system, including electrical and mechanical interfaces, choosing and executing advanced manufacturing technologies, and delivering both the engineering prototypes that are needed, as well as producing a high volume of goods for the long-term, are all part of the domain expertise required. Additionally, to design the best solution for a customer, we not only need to know what can be produced and how to design it, we also must have unique capabilities that differentiate our solutions. Such technologies allow us to develop solutions and sub systems that outperform other solutions in size, weight, power, and cost.

Along those lines, we continue to focus on developing, acquiring and licensing new, innovative capabilities and technologies in all of our engineering and manufacturing groups, including systems design and testing, optical fabrication of components, material production, optical coatings, and electro mechanical design and production such as the following:

•	Infrared Imaging Technologies. Our optical solutions strategy focuses around infrared imaging. Infrared imaging is a growing market, with technology that is evolving at a fast rate, and in which we have distinct advantages, based on our core technologies. Continually evolving and developing our technologies is key to maintaining and continuing to build and develop technical leadership, which translates to better products, which translate to creating value, and capturing value. While the basis of our infrared technology originally centered around infrared materials and optics, it has become more than that. As we evolve from a pure optics company to an integrator and solution provider, our differentiating technologies are evolving. Those differentiating technologies are often at a system or application level, rather than at the component or material level. Some of those technologies are gained through acquisitions, such as Visimid, and most recently G5 Infrared, which added advanced cooled, long-range infrared camera systems to our portfolio. G5 Infrared’s expertise in system integration, image stabilization, and ruggedized, defense-qualified platforms significantly expands our capabilities beyond uncooled solutions and imaging systems, positioning us as one of the few companies capable of addressing the full spectrum of infrared imaging applications, from compact commercial cameras to long-range defense and border security systems.

A key differentiator of our infrared imaging portfolio is the integration of our proprietary BlackDiamond materials into camera designs. Unlike Germanium, which is subject to severe supply chain constraints and geopolitical risks, BlackDiamond materials are U.S.-produced and globally sourced, offering secure supply and unique technical benefits such as multispectral performance and low thermo-optic coefficients. In 2025, we announced the redesign of several G5 Infrared cooled cameras, where Germanium lenses were replaced with lenses made from BlackDiamond materials. This shift not only mitigates supply chain risk for Germanium but also improves system performance, lowers thermal sensitivity, and reduces cost. Other recent examples of such system-level capabilities include our development of a novel, unique approach to shutterless imaging that we can apply to microbolometer based cameras, and development of a technology for early detection of flames and fires using a combination of optical technologies and sophisticated image processing algorithms.

•	Optical Assemblies and Testing. When we began shifting our focus from optical components to solutions, doing more optical assemblies was a natural first step for us. During the first couple of years of implementing our new strategic direction, our team expanded our optical assemblies business and capabilities considerably. As our reputation in the assemblies space grew, so did the level of complexity of assemblies and sub-systems customers request of us. This trend was recently amplified when we began making available our new, exclusive infrared glass materials, which enable customers to design systems that far exceed the performance of existing systems using conventional materials.

S-4

BlackDiamond materials provide a unique advantage in our assemblies. Because these glasses are designed, produced, and integrated within LightPath, we can deliver assemblies with unmatched speed and flexibility, ensuring shorter lead times for our customers. Moreover, our ability to build assemblies that are not based on Germanium optics gives us a differentiated position in the defense and security markets, where supply chain risk and strategic sourcing are increasingly critical factors. These assemblies not only reduce reliance on foreign-controlled materials but also offer superior optical performance in multispectral and athermalized designs.

Often, the new systems requested by customers require us to develop new assembly and testing capabilities. Each such new capability and technique we develop for such projects become another capability and technique we can market and offer to other customers. We expect this will create self-perpetuating development opportunities as our new capabilities and techniques bring in more business that may, again, require continuing development of new techniques.

•	Materials. Materials play an important role in providing design flexibility and allow tradeoffs between optical performance, weight, and performance in varying conditions. Additionally, the infrared imaging industry has traditionally relied heavily on the use of Germanium and Gallium (in the form of GaAs glass), which China dominates the supply of both materials and has been restricting its export. Traditionally, infrared applications have only a small number of materials, almost all of which are crystal based, with Germanium being the most commonly used material. Over the last few years LightPath has been investing in developing and commercializing our BlackDiamond glasses (which are labeled with a “BD” prefix) as alternatives to using Germanium. Some of these materials such as BD6 and BD2, are generic, and are produced by at least two other companies. The crown jewels of our materials, the BDNL type, are exclusive to us, and the most impactful to our products and to the market as a whole in terms of technology, innovation and value creation. In December 2021 we secured an exclusive license from the U.S. government for the Chalcogenide materials that have been developed by the NRL. Following a two-year effort to transition those new materials into production, we began making available for commercial use some of those new materials, starting with the introduction of BDNL-4 in April 2024. Our BlackDiamond materials offer multiple advantages over materials, such as Germanium. It is estimated that over 67% of the global Germanium supply originates out of China, with Russia being the second largest supplier. Those two countries together control over 90% of the supply of Germanium and Gallium, two critical materials in infrared optics. Restrictions on supply from Russia and China have increased prices of Germanium from around $1,000 per Kg a few years ago, to a price of over $4,000 a Kg today. Additionally, supply of Germanium has considerably shrunk and for most customers and applications is not available at all.

Our BlackDiamond materials, which are made in the USA and produced from raw ingredients available from many countries all over the globe, offer an alternative to the use of Germanium in infrared systems. Knowing that our materials are produced domestically and have a secure supply chain has been driving sales growth in our business and in particular in the defense sector. In addition to providing an alternative to the use of Germanium, the new materials we licensed exclusively from the NRL have unique technical advantages compared to traditional materials, including multispectral performance and low thermo-optic coefficients, making them less affected by changes in environmental temperature. The combination of providing an alternative to the use of Germanium and Gallium, together with distinct technological advantages, make these materials which we own exclusively, a very desirable and key element in every future infrared system.

As described above in Growth Strategy, we leverage these unique advantages to become not only the supplier of choice for materials and optics, but also to be producer of the subsystems and complete imaging solutions, a much larger part of the system than we previously had as a component manufacturer. The importance of those materials, both from a supply chain resilience perspective as well as from a technology leadership perspective has led to some significant collaborations and efforts together with various governmental groups, and in particular with the U.S. DoD. As announced on several separate occasions, LightPath has received funded development contracts from the U.S. DoD, the Defense Logistics Agency, the European Space Agency, and the U.S. Army, among others. Those fundings are all aimed at accelerating the qualification of the materials for use in their respective applications. We continue to develop those technical capabilities and materials, both using internal funding and federal funding. We expect infrared materials to continue to be an important technology in our portfolio.

S-5

•	High precision molded lenses. Historically, precision molding of lenses is the key technology we have built upon. Precision molding of optics is a unique technology that is well suited for both high volume production of optical components, as well as production of optics with unique shapes, which otherwise would require a very lengthy and complex process to individually polish each lens to shape. Precision molded optics (“PMOs”) is a technology in which we continuously invest to pursue advancements in what materials can be molded and the shapes and sizes of the optics we can mold. Although there are several other competitors that can mold optical elements, we have an established leadership position in this area as the original developer of the technology, and we believe we are the preferred vendor for the most complex, high-end projects of many of our customers. Some recent advancements we have made in precision molded optics include molding of non-symmetric shapes such as freeform optical components, and qualifying new materials for availability as moldable materials.

•	Traditional polishing and diamond turned optics. Our capabilities include a wide range of traditional fabrication processes. These include CNC (computer numerical control) grinding and polishing of optical elements, traditional grinding and polishing of lenses, and diamond turning of infrared materials.

•	Optical coatings. Thin film coatings are designed to reduce losses and protect the optical material, which are a key part of any optical system. Through our recent investments, we have the ability to coat lenses in all of our facilities, providing efficient, high quality antireflective coatings, as well as reflective and protective coatings. Our coating facilities employ both physical vapor deposition techniques as well as chemical vapor deposition techniques. In addition to our library of dozens of standard coatings, our coating engineers often design coatings specific for an application, optimizing the performance of the system for a specific customer use. One of our most known advanced coatings is Diamond Like Carbon, which provides materials such as chalcogenide glass significant environmental protection. This coating is currently available only at a small number of vendors, and is an example of a capability that we believe gives us a competitive advantage by allowing us to design better optical solutions.

Recent Developments

iVenture Arbitration

On October 29, 2025, iVenture Solutions, LLC (“iVenture”) initiated an arbitration proceeding against the Company alleging breaches of the Agreement for Services, dated August 27, 2021 (the “Agreement”) arising out of the Company’s alleged improper termination of the Agreement and failure to pay amounts due under the Agreement. iVenture seeks monetary damages in the amount of approximately $1.0 million and attorneys’ fees. The Company has denied the allegations, asserted counterclaims against iVenture and believes it has meritorious defenses to iVenture’s claims. The arbitration is currently pending. The Company does not believe that the outcome of this matter will have a material adverse effect on its financial condition or results of operations.

Corporate Information

Our executive offices are located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 and our telephone number is (407) 382.4003. Our website address is www.lightpath.com. The information on our website is not part of this prospectus.

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THE OFFERING

Class A common stock offered by us:	shares of our Class A common stock.

Option to purchase additional shares of Class A common stock:

The underwriters have the option to purchase up to additional shares of our Class A common stock. The underwriters can exercise this option any time for 30 days after the date of this prospectus supplement.

Class A common stock outstanding after this offering:	shares of Class A common stock (or shares of Class A common stock if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds:

We estimate that the proceeds from this offering will be approximately $        million (or $         million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, for working capital, investments, acquisitions, and general corporate purposes. See “Use of Proceeds” on page S-12.

Risk Factors:

Investing in our Class A common stock involves significant risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our Class A common stock.

Trading Symbol:	LPTH

The number of shares of our Class A common stock to be outstanding after this offering is based on 45,530,177 shares of Class A common stock outstanding as of December 8, 2025, and excludes the following:

•	738,757 shares of Class A common stock issuable upon exercise of stock options outstanding as of December 8, 2025, at a weighted average exercise price of $2.13 per share;

•	1,154,104 shares of our Class A common stock underlying outstanding restricted stock units;

•	4,059,526 shares of Class A common stock reserved for future issuance under our 2018 Stock and Incentive Compensation Plan, as amended, as of December 8, 2025; and

•	400,000 shares of our Class A common stock for issuance under our 2025 Employee Stock Purchase Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or settlement of outstanding performance share units after December 8, 2025 and no exercise by the underwriters of their option to purchase additional shares of our Class A common stock.

S-7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the information incorporated herein and therein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this prospectus supplement, the accompanying base prospectus and the information incorporated herein and therein reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations described in the forward-looking statements we make. You are cautioned that these forward-looking statements are subject to risks, uncertainties and assumptions that are referenced in the sections entitled “Risk Factors” in the documents incorporated by reference herein.

You should read this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement, the accompanying base prospectus and the information incorporated herein and therein includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidate include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. We maintain a website on the Internet at www.lightpath.com. Our registration statement, of which this prospectus supplement and the accompanying base prospectus constitute a part, can be downloaded from the SEC’s website or from our website at www.lightpath.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus supplement and does not constitute part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Any statement contained in a document that is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

•	Our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 26, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

•	Our Current Reports on Form 8-K or Form 8-K/A, as applicable, (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on May 2, 2025, September 15, 2025, October 14, 2025, and November 21, 2025;

•	Our Definitive Proxy Statement on Schedule 14A filed on October 28, 2025; and

•	The description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 26, 2025, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of these filings, at no cost, by writing or calling us at:

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

Attention: Investor Relations

(407) 382-4003

S-9

RISK FACTORS

Investing in our Class A common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in the accompanying base prospectus and this prospectus supplement before acquiring any shares of our Class A common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our Class A common stock to decline. You could lose all or part of your investment. This prospectus supplement and the accompanying base prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus and any applicable prospectus supplement. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Class A Common Stock and the Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of this offering for working capital, investments, acquisitions, and general corporate purposes. See the section entitled “Use of Proceeds” on page S-12 of this prospectus supplement. Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Historically, the price of our Class A common stock has been volatile and could continue to fluctuate substantially.

Historically, the market price of our Class A common stock has been volatile and could fluctuate based on a variety of factors, including:

•	fluctuations in commodity prices;

•	variations in results of operations;

•	announcements by us and our competitors;

•	legislative or regulatory changes;

•	general trends in the industry;

•	general market conditions;

•	litigation; and

•	other events applicable to our industries.

Sales of our Class A common stock in this offering, or the perception that such sales may occur, could cause the market price of our Class A common stock to fall.

Pursuant to this prospectus supplement and the accompanying base prospectus, we may issue and sell shares of our Class A common stock for aggregate gross proceeds of up to $               million from time to time in connection with this offering. The issuance and sale from time to time of those new shares of Class A common stock, or our ability to issue these new shares of Class A common stock in this offering, could have the effect of depressing the market price of our Class A common stock.

S-10

A large number of shares may be sold in the market following this offering, which may depress the market price of our Class A common stock.

All of our shares of Class A common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Class A common stock may be sold in the public market following this offering, which may cause the market price of our Class A common stock to decline. If there are more shares of Class A common stock offered for sale than buyers are willing to purchase, then the market price of our Class A common stock may decline to a market price at which buyers are willing to purchase the offered shares of Class A common stock and sellers remain willing to sell the shares of Class A common stock.

Investors will experience immediate and substantial dilution in the book value per share of the Class A common stock you purchase.

Purchasers of Class A common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of Class A common stock and the net tangible book value per share of Class A common stock immediately after this offering. After giving effect to the sale of shares of our Class A common stock at the public offering price of $         per share, and after deducting underwriting discounts and commissions and estimated offering expenses, you will experience immediate dilution of $      per share, representing the difference between our net tangible book value per share as of September 30, 2025 after giving effect to this offering at the public offering price. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of Class A common stock in this offering.

Future sales of our securities could adversely affect the market price of our Class A common stock.

Future sales of substantial amounts of our Class A common stock, in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our Class A common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new shares of our Class A common stock at a time and price that we deem appropriate. We may also raise capital by issuing preferred stock that has dividend, voting, liquidation, or other rights and preferences that are senior to our Class A common stock, or other securities. The securities may also be convertible into shares of our Class A common stock, which may dilute the value of our Class A common stock. Our Board has the authority to issue preferred stock without seeking stockholder approval. See “Description of Capital Stock” in the accompanying base prospectus.

We do not intend to pay dividends in the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Class A common stock.

We currently intend to retain any future earnings to support the growth and development of our business and do not anticipate paying declaring or paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors (our “Board”) after taking into account various factors, including without limitation, our future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board may deem relevant. To the extent we do not pay dividends, our Class A common stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their Class A common stock after price appreciation as the only way to realize their investment, and if the price of our Class A common stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our Class A common stock.

S-11

USE OF PROCEEDS

Based upon the offering price of $                  per share of Class A common stock, we estimate that the net proceeds from the sale of shares of Class A common stock offered under this prospectus supplement, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be $   million.

We intend to use the net proceeds from this offering for working capital, investments, acquisitions and general corporate purposes. The precise amount and timing of the application of these net proceeds will depend on our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the shares of Class A common stock if any.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospectus, contractual arrangements, any limitations on payment of dividends present in any future debt agreements, and other factors that our Board may deem relevant.

S-12

DILUTION

Our net tangible book value as of September 30, 2025 was approximately $18.7 million, or $0.42 per share of our Class A common stock. Net tangible book value per share of Class A common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our Class A common stock outstanding. Purchasers of our Class A common stock in this offering will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

After giving effect to the sale of shares of our Class A common stock at the public offering price of $             per share, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been $              million, or $          per share. This amount represents an immediate increase in net tangible book value of $               per share to existing stockholders and an immediate dilution in net tangible book value of $            per share to new investors purchasing Class A common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the price per share paid by an investor in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Class A common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Public offering price per share	$
Net tangible book value per share as of September 30, 2025	$0.42
Increase in net tangible book value per share attributable to the offering	$
As adjusted net tangible book value per share after giving effect to the offering	$
Dilution per share to new investors participating in the offering	$

The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 44,670,213 shares of our Class A common stock outstanding as of September 30, 2025 and excludes:

•	738,757 shares of Class A common stock issuable upon exercise of stock options outstanding as of September 30, 2025, at a weighted average exercise price of $2.13 per share;

•	1,202,865 shares of our Class A common stock underlying outstanding restricted stock units;

•	4,158,204 shares of Class A common stock reserved for future issuance under our 2018 Stock and Incentive Compensation Plan, as amended, as of September 30, 2025; and

•	400,000 shares of our Class A common stock for issuance under our 2025 Employee Stock Purchase Plan.

The foregoing table does not give effect to the exercise of any outstanding options and no exercise by the underwriters of their option to purchase additional shares of our Class A common stock. We may raise additional capital in the future through the sale of equity or convertible debt securities. To the extent options are exercised, or we issue shares of Class A common stock in connection with raising additional capital, there may be further dilution to new investors.

S-13

UNDERWRITING

We are offering the shares of Class A common stock described in this prospectus supplement and the accompanying base prospectus through the underwriters listed below. Canaccord Genuity LLC (“Canaccord Genuity”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”) are acting as the joint bookrunners of this offering.

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, between us and Canaccord Genuity and Craig-Hallum, as the representatives of the underwriters, the underwriters named below have agreed to purchase, severally and not jointly, and we have agreed to sell to the underwriters, the number of shares indicated below:

Name	Number of Shares
Canaccord Genuity LLC
Craig-Hallum Capital Group LLC
Total

The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of Class A common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $            per share under the public offering price. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the underwriters.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to additional shares of Class A common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions.

Commission and Expenses

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional shares of Class A common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $              . We have agreed to reimburse the underwriters for certain expenses, including any relating to Financial Industry Regulatory Authority, Inc. matters, the qualification of the shares issued in this offering under state securities laws, and fees and expenses of counsel for the underwriters, in an amount up to $125,000 in the aggregate.

S-14

Nasdaq Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the trading symbol “LPTH.”

Transfer Agent

The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A.

Stamp Taxes

If you purchase securities offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

No Sales of Similar Securities

We have agreed, subject to specified exceptions, not to directly or indirectly:

•	offer, sell, contract to sell, pledge, hedge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or our affiliates or any person in privity with us or our affiliates), directly or indirectly, including the filing or submission (or participation in the filing or submission) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class A common stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A common stock; or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Canaccord Genuity.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers and directors have agreed, subject to certain exceptions, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for Class A  common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Class A common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A common stock or other securities, in cash or otherwise, without the prior written consent of Canaccord Genuity, for a period of 90 days after the date of this prospectus supplement.

Canaccord Genuity, in its sole discretion, may release our Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Class A common stock and other securities from lock-up agreements, Canaccord Genuity will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our Class A common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

S-15

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our Class A common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our Class A common stock or purchasing shares of our Class A common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our Class A common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of our Class A common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of our Class A common stock. A syndicate covering transaction is the bid for or the purchase of shares of our Class A common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing in connection with the offering if our Class A common stock originally sold are purchased in a covering transaction and therefore have not been effectively placed.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our Class A common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our securities in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of Class A common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

S-16

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their respective customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially our Class A common stock offered hereby. Any such short positions could adversely affect future trading prices of our Class A common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require the Company or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriters and their affiliates and us that:

•	it is a qualified investor within the meaning of the Prospectus Regulation; and

•	in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the book-running manager has been given to the offer or resale; or (ii) where the securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Regulation as having been made to such persons.

S-17

We, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire securities in the offering.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in accordance with the transition provisions in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of the shares shall require the Company or the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Bermuda

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

S-18

Notice to Prospective Investors in Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia, you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap. 32) or the Securities and Futures Ordinance (Cap. 571) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from S-30 the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

S-19

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase, of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

o	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

o	where no consideration is or will be given for the transfer;

o	where the transfer is by operation of law;

o	as specified in Section 276(7) of the SFA; or

o	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification - In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA) and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Notice to Prospective Investors in Canada

(A) Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 - Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 - Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

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(F) Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of our securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autoritédes Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles

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General Non-U.S. Legend

This prospectus supplement is for use solely in connection with the proposed offering in certain jurisdictions. This prospectus supplement is not to be distributed in any other jurisdiction and is not to be used in connection with any offer of, or any invitation or solicitation by or on behalf of the Company to subscribe for or purchase, securities in any other jurisdiction. This prospectus supplement is personal to each offeree and does not constitute an offer to any person or to the public generally to subscribe for or otherwise acquire the securities. Distribution of this prospectus supplement to any person other than the prospective investor and any person retained to advise such prospective investor with respect to its purchase is unauthorized.

Delivery of this prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein.

The distribution of this prospectus supplement in certain jurisdictions may be restricted by law. You must inform yourself about, and observe, any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the securities or possess or distribute this prospectus supplement and must obtain any consent, approval or permission required for your purchase, offer or sale of the securities under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales. We and the underwriters are not making an offer of, or invitation to purchase, any of the securities to any person in any jurisdiction in which such offer or solicitation would be unlawful.

This prospectus supplement has not been submitted to the review or registration procedures of any regulatory authority outside the United States. The offering of the securities pursuant to this prospectus supplement has not been approved or recommended by any governmental securities regulator.

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LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our securities offered hereby will be passed on for us by Baker & Hostetler LLP, Orlando, Florida. Certain legal matters in connection with this offering will be passed on for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of LightPath Technologies, Inc. as of and for the year ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LightPath Technologies, Inc. as of June 30, 2024, and for the year then ended before the effects to retrospectively apply the change in accounting due to the adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, as discussed in Notes 2 and 17 (the “adjustments”) (not separately included or incorporated by reference in the Prospectus), have been audited by MSL, P.A., formerly an independent registered public accounting firm. The adjustments to those consolidated financial statements have been audited by BDO USA, P.C., an independent registered public accounting firm. The consolidated financial statements as of June 30, 2024, and for the year then ended incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on (i) the report of MSL, P.A. solely with respect to those consolidated financial statements before the effects of the adjustments, and (ii) the report of BDO USA, P.C. solely with respect to the adjustments to those consolidated financial statements, given on the authority of said firms as experts in auditing and accounting.

The financial statements of G5 Infrared, LLC. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference in this Prospectus and Registration Statement by reference to our Current Report on Form 8-K/A filed on May 2, 2025 in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

$200,000,000
Class A Common Stock Warrants Units

From time to time, we may offer up to $200,000,000 aggregate dollar amount of shares of Class A common stock, par value $0.01 per share (“Class A common stock”), warrants to purchase our Class A common stock, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices, and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $200,000,000.

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “LPTH.” The last reported sale price of our Class A common stock on November 20, 2025 was $6.18 per share. None of the other securities we may offer are currently traded on any securities exchange.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the securities may be offered and sold. If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 10 of this prospectus and in the documents that are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any of the securities, or any combination of the securities, described in this prospectus, in one or more offerings, up to a total offering price of $200.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and the securities. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or the securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectus that we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front cover page of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of the securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that relate to the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” beginning on page 10 of this prospectus and “Cautionary Note Regarding Forward-Looking Statements.” As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to LightPath Technologies, Inc. and its subsidiaries on a consolidated basis.

Overview

We were incorporated under Delaware law in 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation formed in 1985. Today, we are a global company with facilities in the United States, the People’s Republic of China and the Republic of Latvia.

We have four direct wholly owned subsidiaries. In November 2005, we formed LightPath Optical Instrumentation (Shanghai) Co., Ltd (“LPOI”), a wholly owned subsidiary, located in Jiading, People’s Republic of China, which was primarily engaged in sales and support functions. In December 2013, we formed LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”), a wholly owned subsidiary located in the New City district, of the Jiangsu province, of the People’s Republic of China. LPOIZ’s manufacturing facility (the “Zhenjiang Facility”) serves as our manufacturing facility in China and provides a lower cost structure for production of larger volumes of optical components and assemblies. Effective February 28, 2023, the legal entities of LPOI and LPOIZ were merged, with LPOIZ as the surviving company and the operations of the two companies were merged.

In December 2016, we acquired ISP Optics Corporation (“ISP”), and its wholly owned subsidiary, ISP Optics Latvia, SIA, a limited liability company founded in 1998 under the Laws of the Republic of Latvia (“ISP Latvia”). ISP is a vertically integrated manufacturer offering a full range of infrared products from custom infrared optical elements to catalog and high-performance lens assemblies. ISP’s manufacturing operation is located at our corporate headquarters facility in Orlando, Florida (the “Orlando Facility”). ISP Latvia is a manufacturer of high precision optics and offers a full range of infrared products, including catalog and custom infrared optics. ISP Latvia’s manufacturing facility is located in Riga, Latvia (the “Riga Facility”).

In July 2023, we acquired Liebert Consulting, LLC, dba Visimid Technologies (“Visimid”), an engineering and design firm, specializing in thermal imaging, night vision and internet of things (“IOT”) applications. Visimid provides design and consulting services for U.S. Department of Defense (“DoD”) contractors, commercial and industrial customers, and original equipment manufacturers (“OEMs”) for original new products. Visimid’s core competency is developing and producing custom thermal and night vision cores. Visimid’s facility is located in Plano, Texas.

In February 2025, we acquired G5 Infrared LLC (“G5 Infrared”), a New Hampshire limited liability company. G5 Infrared is a leading vertically-integrated manufacturer of high- performance infrared camera systems and imaging solutions, specializing in advanced thermal imaging technology and long-range mission-critical detection solutions. G5 Infrared’s existing revenue and future growth pipeline are driven by established multi-year contracts and multiple defense programs of record in shipboard long-range surveillance, border security, and counter unmanned aerial systems (“C-UAS”) systems, as well as recurring federal, naval, and law enforcement programs. Additionally, G5 Infrared is an industry-leading provider of cutting-edge advanced infrared coatings, including for materials such as LightPath’s BlackDiamond (“BlackDiamond”) glass. G5 Infrared operates from a state-of-the-art manufacturing facility in Hudson, New Hampshire. We believe that this acquisition strengthened LightPath’s position as a leader in infrared imaging by expanding the Company’s portfolio to include cooled infrared cameras. The combination of LightPath and G5 Infrared created a more robust, vertically-integrated solutions provider.

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Our Product Groups

We categorize our products into four product groups: (i) infrared components, (ii) visible components, (iii) assemblies and modules, and (iv) engineering services. G5 Infrared’s revenue is generally derived from infrared components (including coating services) and assemblies and modules.

Infrared Components Product Group. Our infrared product group is comprised of both molded and turned infrared lenses using a variety of infrared glass materials. This product group also includes revenue from sales of our BlackDiamond glass materials, and G5 Infrared’s optical component and coating business. This product group includes both conventional and CNC ground and polished lenses. Advances in chalcogenide materials have enabled compression molding for mid-wave (“MWIR”) and long-wave (“LWIR”) optics in a process similar to precision molded lenses. Our molded infrared optics technology enables high performance, cost-effective infrared aspheric lenses that do not rely on traditional diamond turning or lengthy polishing methods. Utilizing precision molded aspheric optics significantly reduces the number of lenses required for typical thermal imaging systems and the cost to manufacture these lenses. Molding is an excellent alternative to traditional lens processing methods particularly where volume and repeatability is required.

We offer Germanium, silicon or zinc selenide aspheres and spherical lenses, which are manufactured by diamond turning. This manufacturing technique allows us to offer larger lens sizes and the ability to use other optical materials that cannot be effectively molded. Our numerous manufacturing capabilities allow us to meet complex optical challenges that demand more exotic optical substrate materials that are non-moldable, as well as larger size optics.

We also have the ability to manufacture chalcogenide glass from which we produce infrared lenses. We developed this glass and melt it internally to produce our BlackDiamond glass, which has been trademarked, and is marketed as BD6. Historically, the majority of our thermal imaging products have been germanium-based, which is subject to market pricing and availability. BD6 offers a lower-cost alternative to germanium, which is beneficial to the cost structure of some of our current infrared products and we expect it will allow us to continue to expand our product offerings in response to the markets’ increasing requirement for low-cost infrared optics applications. During fiscal year 2024, we also formally announced availability of BDNL-4, the first of our new materials licensed from the Naval Research Lab (“NRL”). BDNL-4 is unique because it has a negative thermo-optic coefficient, an attribute that is key in a-thermalization of optical systems.

We have the capability to manufacture lenses from very small (with diameters of sub-millimeter) to over 300 millimeters, and with focal lengths from approximately 0.4 millimeters to over 2000 millimeters, utilizing our various manufacturing methods. In addition, we offer both catalog and custom designed infrared optics.

Overall, we anticipate moderate growth for our infrared components, particularly as our germanium alternatives continue to be adopted into new applications and designs. This product group also supports our assemblies and modules product group.

Visible Components Product Group. Aspheric lenses are known for their optimal performance. Aspheric lenses simplify and shrink optical systems by replacing several conventional lenses. However, aspheric lenses can be difficult and costly to machine. Our glass molding technology enables the production of both low and high volumes of aspheric optics, while still maintaining the highest quality at an affordable price. Molding is the most consistent and economical way to produce aspheres and we have perfected this method to offer the most precise molded aspheric lenses available.

Assemblies and Modules Product Group. Our assemblies and modules product group is comprised of both optical assemblies such as lens systems, and cameras, both in the form of camera modules and complete camera systems. Historically this product group also included optical fiber collimators and some visible lens assemblies, however those are now a very small part of our activity, making infrared cameras and assemblies the most dominant part of this group. Today, the majority of the revenue of this group is derived from cameras made in our Texas facility (uncooled camera systems and modules), cameras made in our New Hampshire facility (cooled cameras for long range surveillance and detection), and optical assemblies such as standard off the shelf lens assemblies, and custom lens assemblies. The latter of which are produced mainly in Orlando.

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Engineering Services Product Group. We develop products pursuant to development agreements that we enter into with customers. Typically, customers approach us and request that we develop new products or applications utilizing our existing products to fit their particular needs or specifications. The purpose of those engineering services that we offer is not only to provide purely engineering services for a customer, but also to engineer new products which we later manufacture for the customer. The timing and extent of any such product development requests are unpredictable and outside of our control.

Our Technologies

We believe that to be the preferred partner to fulfill the photonics needs of our customers, domain expertise and differentiating technologies in photonics are key elements. Optics and photonics require multidisciplinary skills, including physics, mechanical engineering, material sciences, electrical engineering, and chemistry, among others. This is part of what makes using photonics so complicated, and at the same time part of what we see as the opportunity. Knowing what can and cannot be produced, designing the architecture and detailed design of the optical system, including electrical and mechanical interfaces, choosing and executing advanced manufacturing technologies, and delivering both the engineering prototypes that are needed, as well as producing a high volume of goods for the long-term, are all part of the domain expertise required. Additionally, to design the best solution for a customer, we not only need to know what can be produced and how to design it, we also must have unique capabilities that differentiate our solutions. Such technologies allow us to develop solutions and sub systems that outperform other solutions in size, weight, power, and cost.

Along those lines, we continue to focus on developing, acquiring and licensing new, innovative capabilities and technologies in all of our engineering and manufacturing groups, including systems design and testing, optical fabrication of components, material production, optical coatings, and electro mechanical design and production such as the following:

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Infrared Imaging Technologies. Our optical solutions strategy focuses around infrared imaging. Infrared imaging is a growing market, with technology that is evolving at a fast rate, and in which we have distinct advantages, based on our core technologies. Continually evolving and developing our technologies is key to maintaining and continuing to build and develop technical leadership, which translates to better products, which translate to creating value, and capturing value. While the basis of our infrared technology originally centered around infrared materials and optics, it has become more than that. As we evolve from a pure optics company to an integrator and solution provider, our differentiating technologies are evolving. Those differentiating technologies are often at a system or application level, rather than at the component or material level. Some of those technologies are gained through acquisitions, such as Visimid, and most recently G5 Infrared, which added advanced cooled, long-range infrared camera systems to our portfolio. G5 Infrared’s expertise in system integration, image stabilization, and ruggedized, defense-qualified platforms significantly expands our capabilities beyond uncooled solutions and imaging systems, positioning us as one of the few companies capable of addressing the full spectrum of infrared imaging applications, from compact commercial cameras to long-range defense and border security systems.

A key differentiator of our infrared imaging portfolio is the integration of our proprietary BlackDiamond materials into camera designs. Unlike Germanium, which is subject to severe supply chain constraints and geopolitical risks, BlackDiamond materials are U.S.-produced and globally sourced, offering secure supply and unique technical benefits such as multispectral performance and low thermo-optic coefficients. In 2025, we announced the redesign of several G5 Infrared cooled cameras, where Germanium lenses were replaced with lenses made from BlackDiamond materials. This shift not only mitigates supply chain risk for Germanium but also improves system performance, lowers thermal sensitivity, and reduces cost. Other recent examples of such system-level capabilities include our development of a novel, unique approach to shutterless imaging that we can apply to microbolometer based cameras, and development of a technology for early detection of flames and fires using a combination of optical technologies and sophisticated image processing algorithms.

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Optical Assemblies and Testing. When we began shifting our focus from optical components to solutions, doing more optical assemblies was a natural first step for us. During the first couple of years of implementing our new strategic direction, our team expanded our optical assemblies business and capabilities considerably. As our reputation in the assemblies space grew, so did the level of complexity of assemblies and sub-systems customers request of us. This trend was recently amplified when we began making available our new, exclusive infrared glass materials, which enable customers to design systems that far exceed the performance of existing systems using conventional materials.

BlackDiamond materials provide a unique advantage in our assemblies. Because these glasses are designed, produced, and integrated within LightPath, we can deliver assemblies with unmatched speed and flexibility, ensuring shorter lead times for our customers. Moreover, our ability to build assemblies that are not based on Germanium optics gives us a differentiated position in the defense and security markets, where supply chain risk and strategic sourcing are increasingly critical factors. These assemblies not only reduce reliance on foreign-controlled materials but also offer superior optical performance in multispectral and athermalized designs.

Often, the new systems requested by customers require us to develop new assembly and testing capabilities. Each such new capability and technique we develop for such projects become another capability and technique we can market and offer to other customers. We expect this will create self-perpetuating development opportunities as our new capabilities and techniques bring in more business that may, again, require continuing development of new techniques.

•	Materials. Materials play an important role in providing design flexibility and allow tradeoffs between optical performance, weight, and performance in varying conditions. Additionally, the infrared imaging industry has traditionally relied heavily on the use of Germanium and Gallium (in the form of GaAs glass), which China dominates the supply of both materials and has been restricting its export. Traditionally, infrared applications have only a small number of materials, almost all of which are crystal based, with Germanium being the most commonly used material. Over the last few years LightPath has been investing in developing and commercializing our BlackDiamond glasses (which are labeled with a “BD” prefix) as alternatives to using Germanium. Some of these materials such as BD6 and BD2, are generic, and are produced by at least two other companies. The crown jewels of our materials, the BDNL type, are exclusive to us, and the most impactful to our products and to the market as a whole in terms of technology, innovation and value creation. In December 2021 we secured an exclusive license from the U.S. government for the Chalcogenide materials that have been developed by the NRL. Following a two-year effort to transition those new materials into production, we began making available for commercial use some of those new materials, starting with the introduction of BDNL-4 in April 2024. Our BlackDiamond materials offer multiple advantages over materials, such as Germanium. It is estimated that over 67% of the global Germanium supply originates out of China, with Russia being the second largest supplier. Those two countries together control over 90% of the supply of Germanium and Gallium, two critical materials in infrared optics. Restrictions on supply from Russia and China have increased prices of Germanium from around $1,000 per Kg a few years ago, to a price of over $4,000 a Kg today. Additionally, supply of Germanium has considerably shrunk and for most customers and applications is not available at all.

Our BlackDiamond materials, which are made in the USA and produced from raw ingredients available from many countries all over the globe, offer an alternative to the use of Germanium in infrared systems. Knowing that our materials are produced domestically and have a secure supply chain has been driving sales growth in our business and in particular in the defense sector. In addition to providing an alternative to the use of Germanium, the new materials we licensed exclusively from the NRL have unique technical advantages compared to traditional materials, including multispectral performance and low thermo-optic coefficients, making them less affected by changes in environmental temperature. The combination of providing an alternative to the use of Germanium and Gallium, together with distinct technological advantages, make these materials which we own exclusively, a very desirable and key element in every future infrared system.

As described above in Growth Strategy, we leverage these unique advantages to become not only the supplier of choice for materials and optics, but also to be producer of the subsystems and complete imaging solutions, a much larger part of the system than we previously had as a component manufacturer. The importance of those materials, both from a supply chain resilience perspective as well as from a technology leadership perspective has led to some significant collaborations and efforts together with various governmental groups, and in particular with the U.S. DoD. As announced on several separate occasions, LightPath has received funded development contracts from the U.S. DoD, the Defense Logistics Agency, the European Space Agency, and the U.S. Army, among others. Those fundings are all aimed at accelerating the qualification of the materials for use in their respective applications. We continue to develop those technical capabilities and materials, both using internal funding and federal funding. We expect infrared materials to continue to be an important technology in our portfolio.

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•	High precision molded lenses. Historically, precision molding of lenses is the key technology we have built upon. Precision molding of optics is a unique technology that is well suited for both high volume production of optical components, as well as production of optics with unique shapes, which otherwise would require a very lengthy and complex process to individually polish each lens to shape. Precision molded optics (“PMOs”) is a technology in which we continuously invest to pursue advancements in what materials can be molded and the shapes and sizes of the optics we can mold. Although there are several other competitors that can mold optical elements, we have an established leadership position in this area as the original developer of the technology, and we believe we are the preferred vendor for the most complex, high-end projects of many of our customers. Some recent advancements we have made in precision molded optics include molding of non-symmetric shapes such as freeform optical components, and qualifying new materials for availability as moldable materials.

•	Traditional polishing and diamond turned optics. Our capabilities include a wide range of traditional fabrication processes. These include CNC (computer numerical control) grinding and polishing of optical elements, traditional grinding and polishing of lenses, and diamond turning of infrared materials.

•	Optical coatings. Thin film coatings are designed to reduce losses and protect the optical material, which are a key part of any optical system. Through our recent investments, we have the ability to coat lenses in all of our facilities, providing efficient, high quality antireflective coatings, as well as reflective and protective coatings. Our coating facilities employ both physical vapor deposition techniques as well as chemical vapor deposition techniques. In addition to our library of dozens of standard coatings, our coating engineers often design coatings specific for an application, optimizing the performance of the system for a specific customer use. One of our most known advanced coatings is Diamond Like Carbon, which provides materials such as chalcogenide glass significant environmental protection. This coating is currently available only at a small number of vendors, and is an example of a capability that we believe gives us a competitive advantage by allowing us to design better optical solutions.

Corporate Information

Our executive offices are located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 and our telephone number is (407) 382.4003. Our website address is www.lightpath.com. The information on our website is not part of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations described in the forward-looking statements we make. You are cautioned that these forward-looking statements are subject to risks, uncertainties and assumptions that are referenced in the sections entitled “Risk Factors” in the documents incorporated by reference herein.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus and the information incorporated by reference herein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidate include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, please review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. We maintain a website on the Internet at www.lightpath.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.lightpath.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

•	Our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 26, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

•	Our Current Reports on Form 8-K or Form 8-K/A, as applicable, (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on May 2, 2025, September 15, 2025, October 14, 2025, and November 21, 2025;

•	Our Definitive Proxy Statement on Schedule 14A filed on October 28, 2025; and

•	The description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 26, 2025, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the registration statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of these filings, at no cost, by writing or calling us at:

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

Attention: Investor Relations

(407) 382-4003

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RISK FACTORS

Investing in our securities involves substantial risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Report on Form 10-Q, and any other filings we make with the SEC from time to time, which are incorporated herein by reference in this prospectus, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include working capital, investments, reducing indebtedness, and acquisitions. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated Bylaws, as further amended (the “Bylaws”), and as registered under Section 12 of the Exchange Act. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and to the provisions of the Delaware General Corporate Law (the “DGCL”). We encourage you to review complete copies of our Certificate of Incorporation and our Bylaws, and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 105,000,000 shares, divided into 100,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). Under our Certificate of Incorporation, our board of directors (our “Board”) has the authority to issue such shares of Common Stock and Preferred Stock in one or more classes or series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be provided for in a resolution or resolutions adopted by our Board and filed as designations.

Class A Common Stock

Of the 100,000,000 shares of Common Stock authorized in our Certificate of Incorporation, our Board has designated 94,500,000 shares as Class A Common Stock, par value $0.01 per share, or the Class A Common Stock. As of November 20, 2025, 45,426,924 shares of our Class A Common Stock were outstanding. The remaining 5,500,000 shares of authorized Common Stock were designated as Class E-1 Common Stock, Class E-2 Common Stock, or Class E-3 Common Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock.

Holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and are entitled to receive dividends when and as declared by our Board out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of LightPath. We have not paid any dividends and do not anticipate paying any dividends on our Class A Common Stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Our Class A Common Stockholders do not have cumulative voting rights in the election of directors and have no preemptive, subscription, or conversion rights. Our Class A Common Stock is not subject to redemption by us.

As of November 14, 2025, we have reserved for issuance 1,080,953 shares of our Class A Common Stock underlying outstanding restricted stock units, 121,912 shares of our Class A Common Stock underlying outstanding restricted stock awards, 738,757 shares of our Class A Common Stock for issuance upon the exercise of outstanding stock options, 4,152,566 shares of our Class A Common Stock for issuance under the 2018 Stock and Incentive Compensation Plan, and 400,000 shares of our Class A Common Stock for issuance under our 2025 Employee Stock Purchase Plan.

The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A.

Preferred Stock

Of the 5,000,000 shares of preferred stock authorized, our Board has previously designated:

•	250 shares of Preferred Stock as Series A Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

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•	300 shares of Preferred Stock as Series B Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

•	500 shares of Preferred Stock as Series C Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

•	500,000 shares of Preferred Stock as Series D Preferred Stock, none of which have been issued; however, in 1998, our Board declared a dividend distribution as a right to purchase one share of Series D Preferred Stock for each outstanding share of Class A Common Stock upon occurrence of certain events. The rights expired on February 28, 2021;

•	500 shares of Preferred Stock as Series F Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued; and

•	35,111 shares of Preferred Stock as Series G Convertible Preferred Stock.

Of the 5,000,000 shares of Preferred Stock, 4,463,339 shares of our Preferred Stock remain available for designation by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock could have the effect of restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of the Class A Common Stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

Options

As of November 14, 2025, we had 738,757 shares of our Class A Common Stock underlying stock options outstanding, having a weighted-average exercise price of approximately $2.13 per share.

Warrants

As of November 14, 2025, we had 3,499,289 warrants outstanding to purchase shares an aggregate of 3,499,289 shares of Class A Common Stock (collectively, the “Warrants”).

The Warrants have an exercise price equal to $2.58 per share (the “Exercise Price”). The Exercise Price and the number of underlying shares of Class A Common Stock are subject to proportional adjustment in the event of customary stock splits, stock dividends, combinations or similar events. The Warrants will expire on February 18, 2031, the six-year anniversary of issuance, and are exercisable at any time on or after the issuance date. The Warrants may be exercised on a cashless basis at any time, at the election of the holder in its sole discretion, and the Warrants will automatically be exercised on a cashless basis upon the expiration of the Warrants if not otherwise exercised prior thereto.

Certain Provisions of our Certificate of Incorporation, our Bylaws, and the DGCL

Certain provisions in our Certificate of Incorporation and Bylaws, as well as certain provisions of the DGCL, may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price of the shares held by stockholders. These provisions contained in our Certificate of Incorporation and Bylaws include the items described below.

•	Classified Board. Our Certificate of Incorporation provides that our Board is to be divided into three classes, as equal in number as possible, with directors in each class serving three-year terms. Provisions of this type may serve to delay or prevent an acquisition of us or a change in our directors and officers.

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•	No Written Consents. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent.

•	Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, President, or a majority of our Board.

•	Stockholder Advance Notice Procedures. Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

•	No Cumulative Voting. Our Certificate of Incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares could be able to ensure the election of one or more directors.

•	Exclusive Forum. Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the courts in the State of Delaware are, to the fullest extent permitted by applicable law, the sole and exclusive forum for any claims, including claims in the right of the Company, brought by a stockholder (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

•	Undesignated Preferred Stock. Because our Board has the power to establish the preferences and rights of the shares of any additional series of Preferred Stock, it may afford holders of any Preferred Stock preferences, powers, and rights, including voting and dividend rights, senior to the rights of holders of our Class A Common Stock, which could adversely affect the holders of our Class A Common Stock and could discourage a takeover of us even if a change of control of LightPath would be beneficial to the interests of our stockholders.

These and other provisions contained in our Certificate of Incorporation and Bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests.

In addition, we are subject to the provisions of Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless:

•	The board of directors of the corporation approved the business combination or other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•	Upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers of the corporation and shares issued under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

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A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage, or prohibit transactions not approved in advance by our Board, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our Class A Common Stock.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL. Our Certificate of Incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	any transaction from which the director derived an improper personal benefit; or
•	under Section 174 of the DGCL.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

In addition, our Bylaws provides that we are required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit action or proceeding by reason that such person is or was our officer, director, employee, or agent. Indemnification is against all liability and loss suffered and expenses reasonably incurred to the fullest extent permitted by applicable law. Unless required by law, no such indemnification is required by us of any person initiating such suit, action, or proceeding without Board authorization. Expenses are payable in advance if, to the extent required by law, the indemnified party agrees to repay the amount if he or she is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

We provide indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our Class A common stock. Warrants may be issued independently or together with our Class A common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our Class A common stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Class A common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Class A common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.

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Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time through underwriters, dealers, or agents, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. We may use these methods in any combination.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions, or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	the specific terms of any lock-up provisions in respect of any given offering;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses, and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our securities offered hereby will be passed on for us by Baker & Hostetler LLP, Orlando, Florida. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of LightPath Technologies, Inc. as of and for the year ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LightPath Technologies, Inc. as of June 30, 2024, and for the year then ended before the effects to retrospectively apply the change in accounting due to the adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, as discussed in Notes 2 and 17 (the “adjustments”) (not separately included or incorporated by reference in the Prospectus), have been audited by MSL, P.A., formerly an independent registered public accounting firm. The adjustments to those consolidated financial statements have been audited by BDO USA, P.C., an independent registered public accounting firm. The consolidated financial statements as of June 30, 2024, and for the year then ended incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on (i) the report of MSL, P.A. solely with respect to those consolidated financial statements before the effects of the adjustments, and (ii) the report of BDO USA, P.C. solely with respect to the adjustments to those consolidated financial statements, given on the authority of said firms as experts in auditing and accounting.

The financial statements of G5 Infrared, LLC. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference in this Prospectus and Registration Statement by reference to the Company's Current Report on Form 8-K/A filed on May 2, 2025 in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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Class A Common Stock
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PROSPECTUS SUPPLEMENT
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Joint Bookrunners

Canaccord Genuity	Craig-Hallum

, 2025